Exhibit 10.5

Termination Agreement

This Termination Agreement (the “Termination Agreement”) is entered into as of March 31, 2026 (the “Termination Date”) by and between SPRUCE BIOSCIENCES, INC., a Delaware corporation having its principal place of business at 611 Gateway Boulevard, Suite 740, South San Francisco, CA 94080, USA (“Spruce”) and KAKEN PHARMACEUTICAL CO., LTD., a corporation organized under the laws of Japan and having its principal place of business at 28-8, Honkomagome 2-chome, Bunkyo-ku, Tokyo 113-8650, Japan (“Kaken”). Spruce and Kaken are each a “Party” and collectively the “Parties”.

RECITALS

WHEREAS, the Parties entered into that certain Collaboration and License Agreement dated as of January 5, 2023 (the “Collaboration Agreement”) and that Clinical Supply Agreement dated as of August 9, 2024 (“CSA”); and

WHEREAS, the Parties wish to terminate the Collaboration Agreement and CSA by mutual agreement and to set forth the terms and conditions of such termination.

NOW, THEREFORE, in consideration of the mutual covenants contained herein, the Parties agree as follows:

1
Termination of Agreements; Effective Date
1.1
The Collaboration Agreement and CSA are hereby terminated by mutual agreement, effective as of the Termination Date. From and after the Termination Date, the Collaboration Agreement and CSA shall each be of no further force or effect except as otherwise expressly set forth in each respective agreement.
1.2
Without limiting the foregoing, following the Termination Date, each Party shall properly maintain and store all information and data in connection with the Development (including nonclinical and clinical data) for the required period in accordance with applicable Law.
2
Mutual Releases
2.1
Release by Spruce. Except as to such rights or claims as may be created by this Termination Agreement and the provisions of the Collaboration Agreement that survive termination as set forth in this Termination Agreement, Spruce for itself and for its assigns, attorneys, insurers, beneficiaries, employees, officers, directors, shareholders, legal and equitable owners, members, predecessors in interest, successors in interest, representatives, and any and all other persons, trusts, firms, exchanges, corporations, joint ventures, limited liability companies, partnerships or subsidiaries with whom any of the foregoing have been, are now or may hereafter be affiliated (collectively, the “Spruce Releasing Parties”), hereby generally and specifically release and forever discharge Kaken and its assigns, attorneys, insurers, beneficiaries, employees, officers, directors, shareholders, legal and equitable owners, members, predecessors in interest, successors in interest, representatives, property manager, and any and all other persons, trusts, firms, exchanges, corporations, joint ventures, limited liability companies, partnerships or subsidiaries with whom any of the foregoing have been, are now or may hereafter be affiliated from any and all present, past, or future claims, demands, debts, losses, obligations, warranties, costs, expenses, rights of action, and causes of action of every kind and nature whatsoever, whether based on contract, tort, statutory, or other legal or equitable theory of recovery, known or unknown, suspected or unsuspected, existing, or claimed to exist, which the Spruce Releasing Parties had or may hereafter accrue or which may be acquired, from the beginning of time to the Termination Date arising out of the Collaboration Agreement or the CSA.
2.2
Release by Kaken. Except as to such rights or claims as may be created by this Termination Agreement and the provisions of the Collaboration Agreement that survive termination as set forth in this Termination Agreement, Kaken for itself and for its assigns, attorneys, insurers, beneficiaries, employees, officers, directors, shareholders, legal and equitable owners, members, predecessors in interest, successors in interest, representatives, and any and all other persons, trusts, firms, exchanges, corporations, joint ventures, limited liability companies, partnerships or subsidiaries with whom any of the foregoing have been, are now or may hereafter be affiliated (collectively, the

“Kaken Releasing Parties”), hereby generally and specifically release and forever discharge Spruce and its assigns, attorneys, insurers, beneficiaries, employees, officers, directors, shareholders, legal and equitable owners, members, predecessors in interest, successors in interest, representatives, property manager, and any and all other persons, trusts, firms, exchanges, corporations, joint ventures, limited liability companies, partnerships or subsidiaries with whom any of the foregoing have been, are now or may hereafter be affiliated from any and all present, past, or future claims, demands, debts, losses, obligations, warranties, costs, expenses, rights of action, and causes of action of every kind and nature whatsoever, whether based on contract, tort, statutory, or other legal or equitable theory of recovery, known or unknown, suspected or unsuspected, existing, or claimed to exist, which the Kaken Releasing Parties had or may hereafter accrue or which may be acquired, from the beginning of time to the Termination Date arising out of the Collaboration Agreement or the CSA.
2.3
Unknown Claims Waiver. The Parties acknowledge the risk that, subsequent to the execution of this Termination Agreement, they may discover, incur, or suffer damages based upon claims which were unknown or unanticipated at the time this Termination Agreement was executed. The Parties acknowledge that they are assuming the risk of such unknown and unanticipated claims and agree that this Termination Agreement applies to such unknown and unanticipated claims.
2.4
Later Discovery. Each Party is aware that it may hereafter discover claims or facts in addition to or different from those it now knows or believes to be true with respect to the matters related herein. Nevertheless, it is the intention of the Parties to fully, finally and forever settle and release all such matters, and all claims relative thereto, which do now exist, may exist, or heretofore have existed between them. In furtherance of such intention, the release given herein shall be and remain in effect as full and complete mutual releases of all such matters, notwithstanding the discovery or existence of any additional or different claims or facts relative thereto.
2.5
No Admission. This Termination Agreement is not, and shall not be represented or construed by any Party as an admission of liability, breach or wrongdoing on the part of the other Party to this Termination Agreement or any liability whatsoever for any claims under the Collaboration Agreement or the CSA.
3
Public Announcement of Termination

Notwithstanding anything to the contrary in this Termination Agreement, the Parties agree that, either Party shall have the right to issue a public press release or make other public disclosures specifically announcing the termination of the Agreement, except as required to comply with applicable Laws, including those related to disclosures to the Securities and Exchange Commission. The Party proposing such disclosure shall (i) provide the other Party with the proposed text of the disclosure at least three (3) Business Days prior to the proposed public release for review and comment, and (ii) reasonably consider and incorporate any specific, material comments provided by the other Party within such three (3) Business Day period. If the Parties cannot agree on the final text within such three (3) Business Day period, either Party may proceed with a disclosure that is a fair and accurate statement of the termination, provided that such disclosure does not include the other Party’s Confidential Information or commercially sensitive terms (including, without limitation, financial terms, detailed transition arrangements, or proprietary technical information).

4
Governing Law; Dispute Resolution

This Termination Agreement shall be governed by and construed in accordance with the laws of the State of New York without regard to conflict of laws rules.

5
Signatures

IN WITNESS WHEREOF, the Parties have executed this Termination Agreement as of the Termination Date. The Parties agree that this Termination Agreement may be executed by electronic signature (including but not limited to DocuSign or other reliable electronic signature platforms), and that such electronic signatures shall be deemed to have the same legal effect, validity and enforceability as original handwritten signatures. Delivery of an executed counterpart of this

Termination Agreement by electronic means (e.g., PDF or other electronic transmission of a signed document) shall be sufficient to bind the delivering Party.

SPRUCE BIOSCIENCES, INC.

By: /s/ Samir Gharib___________

Name: Samir Gharib
Title: President and Chief Financial Officer
Date: _______________________

KAKEN PHARMACEUTICAL CO., LTD.

By: /s/ Mitsuru Watanuki_______
Name: Mitsuru Watanuki
Title: Executive Director, Member of the Board, and Head of R&D Division
Date: _______________________